Exhibit 10.11

Das Commission Plan

On May 10, 2019, the compensation committee of the board of directors of Inpixon approved additional cash commissions for Soumya Das, the Chief Operating Officer of Inpixon, equal to 1% of Shoom revenues, effective as of January 1, 2019, subject to applicable withholding taxes, paid on a quarterly basis to incentivize company performance (the “Das 2019 Commission Plan”).

The commission payments payable under the Das Commission Plan will be paid no later than thirty (30) calendar days after the end of each fiscal quarter.